UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):    January 11, 2015

THE FRESH MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34940 (Commission File Number)	56-1311233 (IRS Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 272-1338

Not Applicable

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2015, The Fresh Market, Inc. (the “Company”) terminated the employment of Mr. Craig Carlock as Chief Executive Officer and President of the Company without cause and Mr. Carlock resigned as a member of its board of directors (the “Board”), effective immediately. Upon Mr. Carlock’s resignation from the Board on January 11, 2015, the Board reduced the number of Class I directors on the Board from three to two. In connection with Mr. Carlock’s termination, the Company anticipates that it will enter into a separation agreement with Mr. Carlock. The terms of such separation agreement, once finalized, will be described in a subsequent Current Report on Form 8-K.

On January 11, 2015, the Board appointed Sean Crane, the Company’s Executive Vice President and Chief Operating Officer, as Interim Chief Executive Officer and President, and in that capacity Mr. Crane will act as the Company’s interim principal executive officer.

Mr. Crane, age 47, has been Executive Vice President and Chief Operating Officer of the Company since January 2012 and served as the Company’s Interim Chief Financial Officer from December 2012 to June 2013.  Previously, Mr. Crane served as the Company’s Senior Vice President-Store Operations from 2006 to 2012 and as the Company’s Senior Vice President-Real Estate and Development from 2005 until 2006. He joined the Company in 2000 and previously served as Controller, Director of Real Estate, Vice President-Real Estate and Vice President-Real Estate and Development. Prior to joining the Company, Mr. Crane held various management positions in accounting and finance with Grand Union, Neiman Marcus and Office Depot. Mr. Crane is a Certified Public Accountant and received a Masters in Business Administration from the University of North Carolina at Chapel Hill and a B.B.A. in accounting from Florida Atlantic University.

Mr. Crane will receive an annual base salary of $600,000 while he serves as Interim Chief Executive Officer and President and his fiscal 2014 and 2015 annual incentive compensation target opportunities will be 100% of his annual base salary for the period of time that he serves as Interim Chief Executive Officer and President.

There are no arrangements or understandings between Mr. Crane and any other persons pursuant to which he was selected as an officer. Mr. Crane has no family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and Mr. Crane that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

On January 11, 2015, the compensation committee of the Board adopted a key employee retention program pursuant to which the Company’s executive officers are entitled to receive a cash retention bonus on May 1, 2016 if the officer remains continuously employed by the Company through such date or, if earlier, upon the involuntary termination of the officer’s employment without cause or the officer’s death or disability. Included among the participating executive officers, and their respective bonus amounts, are: Sean Crane, Interim CEO and President, COO and EVP ($460,000) and Jeff Ackerman, EVP and CFO, Marc Jones, SVP and Chief Merchandising and Supply Chain Officer, and Scott Duggan, SVP and General Counsel, each of whom will receive an amount equal to his base salary for fiscal 2015.

The foregoing summary of the retention program’s terms is not complete and is qualified in its entirety by reference to the form of Retention Bonus Award Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

10.1	Form of Retention Bonus Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: January 15, 2015	By:	/s/ Scott F. Duggan
Name: Scott F. Duggan
Title: Senior Vice President - General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Retention Bonus Award Agreement